FORM 8-A

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                      MICRONETICS WIRELESS, INC.

          (Exact name of registrant as specified in its charter)


      Delaware                       22-2063614
(State of incorporation       (IRS Employer Identification No.)
or organization)
                    26 Hampshire Drive, Hudson NH 03051
                 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

                                   None

Securities to be registered pursuant to Section 12(g) of the Act:


 . .               Common Stock, par value $.01 per share

                         (Title of Class)
























Item 1.   Description of Registrant's Securities to be
Registered.

          The information required in response to this item is incorporated by reference to the description of Common
Shares
          in the Company's Registration Statement No. 33-16453 on
Form
          S-1 declared effective on January 29, 1988.

Item 2.   Exhibits.

     3.1 Registrants's Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the
Registration
          statement No. 33-16453 on Form S-1 of the Registration declared effective on January 29, 1988.

     3.2 Registrants's By-Laws, as amended, incorporated by reference to Exhibit 3.2 to the Registration statement No.
33-16453 on
          Form S-1 of the Registration declared effective on January 29,
          1988.

     4.0 Certificate representing shares of Common Stock of the Registrant, incorporated by reference to Exhibit 4.0 to the
          Registration Statement No. 33-16453 on Form S-1 of the Registration declared effective on January 29, 1988.





































                              SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed to signed on its behalf by the undersigned, thereto duly authorized.

                              MICRONETICS WIRELESS, INC.

Dated December 21, 1998       By:  /s/ Richard S. Kalin

                                   Richard S. Kalin, President
















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